Exhibit 99.1

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Eric Boyer
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihs.com	eric.boyer@ihs.com

IHS Markit Ltd. Updates 2016 Financial Guidance

LONDON (July 13, 2016) - IHS Markit Ltd. (Nasdaq: INFO), a global leader in critical information, analytics and solutions that drive economies and markets worldwide, is updating its 2016 financial guidance in connection with the previously announced completion of the merger to form IHS Markit.

For the fiscal year ending November 30, 2016, including 12 months of results of IHS Inc. and approximately 4.5 months of results of Markit Ltd. from the date of closing of the merger, IHS Markit expects:

•	Revenue in a range of $2.735 to $2.765 billion, including Markit contribution between $445 and $455 million;

•	Adjusted EBITDA in a range of $975 to $995 million, including Markit contribution of between $190 and $200 million; and

•	Adjusted EPS in a range of $1.72 to $1.78 per diluted share.

Additionally, for the year ending November 30, 2016, IHS Markit expects:

•	Depreciation expense to be approximately $115-120 million;

•	Net interest expense to be approximately $115-120 million;

•	Amortization expense related to acquired intangible assets to be approximately $220-225 million;

•	Stock-based compensation expense to be approximately $170-180 million;

•	A GAAP effective tax rate of approximately 15-16 percent;

•	An adjusted effective tax rate of approximately 25-26 percent;

•	Weighted average diluted shares of approximately 317 million; and

•	Total outstanding shares of approximately 442 million shares at fiscal year-end.

For additional information, see the related supplemental presentation posted to our website at investor.ihs.com.

The above outlook does not give effect to any merger-related synergies, as we are targeting the middle of the fourth quarter of fiscal 2016 for the implementation of the first round of synergies and therefore expect only a nominal level of reported synergy benefit in fiscal 2016. The above outlook also assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss this guidance on July 13, 2016, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the company’s website: investor.ihs.com.

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Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. We are unable to present a quantitative reconciliation of the forward-looking non-GAAP financial information presented in this release without unreasonable effort because management cannot reliably predict the necessary components of such measures aside from those components described above in this release. Accordingly, investors are cautioned not to place undue reliance on this information.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures.

IHS, Inc. was the accounting acquirer in the merger with Markit Ltd. As a result, IHS Markit financial results for the fiscal year ending November 30, 2016 will include 12 months of results of IHS and results of Markit from and after the July 12, 2016 closing date of the merger. Accordingly, the 2016 guidance set forth in this release has been prepared to include the results of Markit only since closing of the merger.

IHS Markit Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the anticipated benefits of the transaction. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, (i) the anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations, (ii) the ability of IHS Markit to integrate the business successfully and to achieve anticipated synergies, risks and costs, (iii) potential litigation relating to the proposed transaction that could be instituted against IHS, Markit or their respective directors, (iv) the ability of IHS Markit to retain and hire key personnel, (v) continued availability of capital and financing and rating agency actions, (vi) legislative, regulatory and economic developments and (vii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks, are more fully discussed in IHS Markit’s filings with the US Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on IHS Markit’s consolidated financial condition, results of operations, credit rating or liquidity. IHS Markit does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About IHS Markit

IHS Markit (Nasdaq: INFO) is a world leader in critical information, analytics and solutions for the major industries and markets that drive economies worldwide. The company delivers next-generation information, analytics and solutions to customers in business, finance and government, improving their operational efficiency and providing deep insights that lead to well-informed, confident decisions. IHS Markit has more than 50,000 key business and government customers, including 80 percent of the Fortune Global 500 and the world’s leading financial institutions. Headquartered in London, IHS Markit is committed to sustainable, profitable growth.

IHS Markit is a registered trademark of IHS Markit Ltd. All other company and product names may be trademarks of their respective owners. © 2016 IHS Markit Ltd. All rights reserved.